EXHIBIT 107

Calculation of Filing Fee Tables

424H
(Form Type)

World Omni Auto Leasing LLC
(Exact Name of Registrant as Specified in its Charter)

World Omni LT
(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset-Backed Securities	Class A-1 Asset-Backed Notes, Series 2026-A	457(s)	$143,000,000	100%	$143,000,000	0.00013810	$19,748.30
	Asset-Backed Securities	Class A-2a and Class A-2b Asset-Backed Notes, Series 2026-A	457(s)	$413,970,000	100%	$413,970,000	0.00013810	$57,169.26
	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series 2026-A	457(s)	$413,970,000	100%	$413,970,000	0.00013810	$57,169.26
	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series 2026-A	457(s)	$65,000,000	100%	$65,000,000	0.00013810	$8,976.50
	Asset-Backed Securities	Class B Asset-Backed Notes, Series 2026-A	457(s)	$63,170,000	100%	$63,170,000	0.00013810	$8,723.78
	Asset-Backed Securities	Class C Asset-Backed Notes, Series 2026-A	457(s)	$44,210,000	100%	$44,210,000	0.00013810	$6,105.40
	Asset-Backed Securities	Exchange Note(3)	457(s)	(4)	(4)	(4)	(4)	(4)

Fees Previously Paid

Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$1,143,320,000		$157,892.50
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$157,892.50

(1) Estimated solely for purposes of calculating registration fee.

(2) Pursuant to rules 456(c) and 457(s) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

(3) The exchange note issued by World Omni LT will be secured by specified assets of World Omni LT, including certain leases and the automobiles and light duty trucks relating to those leases. The exchange note will be transferred to World Omni Auto Leasing LLC and sold by World Omni Auto Leasing LLC to the issuing entity. The exchange note is not being offered to investors under the prospectus or the registration statement.

(4) Not applicable.